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                                                                     EXHIBIT 4.4

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made as of the 30th day of March, 2001, by and among USDATA Corporation, a Delaware corporation (the "Company"), the Investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors") and, for the limited purpose of agreeing to Sections 2, 3 and 5 hereof, Safeguard Scientifics, Inc. ("Safeguard"). This Agreement shall become effective as of the Closing (as defined therein) of the transactions contemplated by that certain Series C Preferred Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and between the Company and SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP").

                                    RECITALS

         WHEREAS, the Company and the Investor named therein are parties to the Stock Purchase Agreement (the "Original Purchase Agreement"), dated August 6, 1999;

         WHEREAS, the Company, the Investor named therein and Safeguard are parties to the Investors' Rights Agreement (the "Original Agreement"), dated August 6, 1999;

         WHEREAS, the Company and the Investors named therein are parties to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated August 4, 2000;

         WHEREAS, the Company, the Investors and Safeguard are parties to the Amended and Restated Investors' Rights Agreement (the "Amended Agreement"), dated as of September 12, 2000;

         WHEREAS, the execution of this Agreement and the amendment and restatement of the Amended Agreement pursuant hereto is a condition precedent to the closing of the Purchase Agreement; and

         WHEREAS, in order to induce SCP to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company, the Investors and Safeguard hereby agree that this Agreement shall amend, restate and supercede the Amended Agreement and shall govern the rights of the Investors to cause the Company to register shares of Common Stock and certain other matters as set forth herein;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

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         REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1 DEFINITIONS. For purposes of this Section 1:

         (a) the term "Act" means the Securities Act of 1933, as amended;

         (b) the term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.12 hereof;

         (c) the term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended;

         (d) the terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

         (e) the term "Registrable Securities" means (i) the Series A and B Registrable Securities, (ii) the Series C Registrable Securities; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced under (i) and (ii) above;

         (f) the term "Common Stock" means shares of the Company's Common Stock, par value $0.01 per share;

         (g) the term "Series A Preferred Stock" means shares of the Company's Series A Preferred Stock, par value $0.01 per share;

         (h) the term "Series B Preferred Stock" means shares of the Company's Series B Preferred Stock, par value $0.01 per share;

         (i) the term "Series C-1 Preferred Stock" means shares of the Company's Series C-1 Preferred Stock, par value $0.01 per share;

         (j) the term "Series C-2 Preferred Stock" means shares of the Company's Series C-2 Preferred Stock, par value $0.01 per share;

         (k) the term "Series C Preferred Stock" means shares of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock;

         (l) the term "Series A and B Registrable Securities" means the Common Stock issued and sold to Safeguard Delaware, Inc. pursuant to the Original Purchase Agreement, the Common Stock issuable or issued upon conversion of the Series A Preferred Stock issued and sold to Safeguard Delaware, Inc. pursuant to the Original Purchase Agreement and the Common Stock issued or issuable upon conversion of the Series B Preferred Stock issuable or issued under the Exchange Agreements (as defined in the Securities Purchase Agreement);

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         (m) the term "Series C Registrable Securities" means the Common Stock issuable or issued upon conversion of (i) the Series C-1 Preferred Stock issued and sold to SCP pursuant to the Purchase Agreement or (ii) the Series C-2 Preferred Stock issued to SCP upon its exercise of the Warrant (as defined in the Purchase Agreement);

         (n) the number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

         (o) the term "SEC" shall mean the Securities and Exchange Commission;

         (p) the term "Shelf Registration Period" shall have the meaning set forth in Section 1.2(b) hereof; and

         (q) the term "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 1.2 hereof which covers all of the Registrable Securities on Form S-3 or on another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

         1.2 SHELF REGISTRATION.

         (a) Upon the request of the Holders of 25% of the Registrable Securities then outstanding, the Company shall prepare and, not later than 30 days following such request, shall file with the SEC a Shelf Registration Statement with respect to resales of the Registrable Securities from time to time in accordance with the methods of distribution elected by the Holders of the Registrable Securities and set forth in such Shelf Registration Statement and thereafter shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act prior to 45 days following the filing of the Shelf Registration Statement with the SEC. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, if required by the Act, the 1934 Act or the SEC.

         (b) The Company shall keep the Shelf Registration Statement continuously effective under the Act in order to permit the prospectus forming a part thereof to be usable by all Holders until the earliest of (i) the fifth anniversary of the date hereof, (ii) the date as of which all Registrable Securities could be transferred without restriction pursuant to Rule 144 under the Securities Act (or any similar provision then in force), and (iii) such date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall: (i) subject to Section 1.2(c), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement

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continuously effective for the Shelf Registration Period; (ii) subject to
Section 1.2(c), cause the related prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act; and (iii) comply in all material respects with the provisions of the Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such prospectus as so supplemented.

         (c) The Company may suspend the use of the prospectus forming a part of the Shelf Registration Statement for two periods not to exceed an aggregate of 60 days in any twelve-month period for valid business reasons, to be determined by the Company in its reasonable judgment (not including avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events. The Company shall provide written notice to the Holders of any such suspension.

         1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any securities under the Act in connection with the public offering of such securities solely for cash for its own account (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on Form S-4 (or its successor) relating to an offering of shares in connection with any acquisition of any entity or business, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities or exercise of warrants which are also being registered) and the Registrable Securities have not theretofore been included in a Shelf Registration Statement pursuant to Section 1.2 that remains effective, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The obligations of the Company under this Section 1.3 with respect to any particular offering may be waived at any time upon the written consent of Holders of a majority of the outstanding Registrable Securities. The right of any Holder to request inclusion of Registrable Securities held by it in any registration pursuant to this Section 1.3 shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder are eligible to be sold under Rule 144 under the Act during any 90-day period. In any event, such right shall terminate on the fifth anniversary of the date hereof.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, in a reasonable amount of time and as promptly as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become

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effective, and in the case of a registration under Section 1.14 hereof, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in such registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

         (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not, at the time, so qualified or otherwise subject itself to general taxation in any such states or jurisdictions;

         (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, it being understood and agreed that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) notify each Holder of Registrable Securities covered by such registration statement in writing at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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         (i) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible time; and

         (j) cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters.

         1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.6 EXPENSES OF SHELF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, which shall not exceed $25,000, of one counsel for the selling Holders (to be selected by the Holders holding a majority of the Registrable Securities) shall be borne and paid by the Company.

         1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements, which shall not exceed $25,000, of one counsel for the selling Holders (to be selected by the holders of a majority of the Registrable Securities to be registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock under Section 1.3, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included shall be apportioned (a) first to the holders of the Series C Registrable Securities

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selling Series C Registrable Securities pro rata according to the total amount of Series C Registrable Securities entitled to be included therein owned by each such selling holder; (b) second to the holders selling Series A and B Registrable Securities pro rata according to the total amount of Series A and B Registrable Securities entitled to be included therein owned by each such selling holder and (c) third, to the extent determined by the underwriters to be compatible with the offering, to other stockholders.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) to the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein (for which such statement of material fact is untrue in light of the circumstances under which it was made) or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, promptly following delivery of an invoice for such amounts incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to: (x) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); (y) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; (z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon such Holder's or underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto;

         (b) to the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities

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(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder;

         (c) promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10;

         (d) if the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this subsection 1.10(d) exceed the gross proceeds from the offering received by

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such Holder. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation;

         (e) notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control for such offering; and

         (f) the obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the 1934 Act, shall comply in all respects with its reporting and filing obligations under the 1934 Act, and shall not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act. The Company shall take all reasonable actions necessary to continue the listing or trading of its Common Stock on any national securities exchange or the Automated Quotation System of the National Association of Securities Dealers on which Common Stock is listed or traded, and shall comply in all material respects with its reporting, filing and other obligations under the bylaws or rules of such exchange or association. The Company will furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 under the Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as are filed by the Company under the 1934 Act, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (a) any partner or retired partner of any holder which is a partnership, (b) any family member or trust for the benefit of any individual holder, or (c) any transferee or assignee who, after such assignment or transfer, holds at least 15% of the then outstanding Registrable Securities, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders

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of a majority of the outstanding Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to interfere with or otherwise limit a Holder's registration rights under this Agreement.

         1.14 REQUEST FOR REGISTRATION.

         (a) If the Company shall at any time during the Shelf Registration Period be ineligible to use Form S-3 or Form S-3 shall be for any reason unavailable to register the Registrable Securities under the rules and regulation of the SEC, and the duration of such ineligibility or unavailability exceeds or is expected to exceed 60 days, the Holders shall have the right by a written request from the Holders of a majority of the Registrable Securities then outstanding to the Company, to require the Company to file a registration statement under the Act covering the resales of at least 25% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), but in no event will the aggregate value of the shares to be registered under such registration statement be less than $500,000. Upon its receipt of such a written request, the Company shall given written notice of such request to all Holders within ten days thereof. The Company shall file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Act covering resales of all Registrable Securities which Holders request to be registered, subject to the limitations of subsection 1.14(b).

         (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.14(a) and the Company shall include such information in the written notice referred to in subsection 1.14(a). The managing underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.14, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be apportioned (a) first to the holders of the Series C Registrable Securities selling Series C Registrable Securities pro rata according to the total amount of Series C Registrable Securities entitled to be included therein owned by each such selling holder; (b) second to the holders selling Series A and B Registrable Securities pro rata according to the total amount of Series A and B Registrable Securities entitled to be included therein owned by each such selling holder and (c) third, to the extent determined by the underwriters to be compatible with the offering, to other stockholders.

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         (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.14(a) after the Company has effected two registrations pursuant to this Section 1.14(a) and such registrations have been declared or ordered effective; provided, however, that a registration will not count as a registration pursuant to this Section 1.14(a) unless the Holders requesting registration are able to register the offering and sale of at least 50% of the shares of Registrable Securities that they have requested be included in such registration.

         RIGHTS OFFERING.

         2.1 RIGHTS.

         (a) As used herein, the term "Subsidiary" shall mean, with respect to the Company, any direct or indirect subsidiary of the Company more than 50% of the outstanding voting securities of which are owned directly or indirectly by the Company. The Company shall, upon receipt of a Rights Offering Notice (as defined below), cause the Subsidiary designated as the "Relevant Subsidiary" in connection therewith (the "Relevant Subsidiary"), to grant to the holders of the common stock of Safeguard rights (the "Rights") to purchase from such Relevant Subsidiary such number of shares of such Relevant Subsidiary's common stock as determined by Safeguard up to a maximum of 40% of the sum of (i) all issued shares of common stock of such Relevant Subsidiary, and (ii) all shares of common stock of such Relevant Subsidiary subject to issuance pursuant to options, warrants or other agreements, plans, instruments or understandings, all as of the effective date of the registration statement relating to such Rights (the "Rights Registration Statement"). The Rights shall be issued in an offering (the "Rights Offering") pursuant to the Rights Registration Statement, shall be exercisable for a period of no greater than 45 days after the commencement of the Rights Offering and shall be transferable by the holder thereof during that period. The Company shall cause the Relevant Subsidiary to engage an investment banking firm selected by the Company, subject to the reasonable approval of Safeguard, which firm shall underwrite, on a standby, firm commitment basis, any portion of the offered common stock of the Relevant Subsidiary not purchased through the exercise of Rights. The Company shall also engage legal counsel selected by Safeguard, subject to the reasonable approval of a majority of the Board of Directors of the Company, which counsel shall represent the Relevant Subsidiary in connection with the conduct of the Rights Offering. The exercise price of the Rights shall be determined by negotiation among the Relevant Subsidiary, the underwriters and the selling stockholders, if any. Prior to the commencement of the Rights Offering, the Company shall use its best efforts to cause (and shall cause the Relevant Subsidiary to use its best efforts to cause) any holder of more than 1% of the Relevant Subsidiary's common stock (or rights to acquire more than 1% of the Relevant Subsidiary's common stock) and the Relevant Subsidiary's officers and directors to execute and deliver to the underwriter of the Rights Offering a market stand-off agreement. Such market stand-off agreement shall provide that, during the period of duration specified by the Relevant Subsidiary and the underwriter of common stock or other securities of the Relevant Subsidiary following the effective date of the Rights Registration Statement, such persons shall not, to the extent requested by the Relevant Subsidiary and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Relevant Subsidiary held by them at any time during such period except common stock included in such Rights Registration Statement.

         (b) Safeguard may initiate a Rights Offering with respect to any Subsidiary by giving written notice to the Company (a "Rights Offering Notice") at any time during the Rights Exclusivity Period (as hereinafter defined) at such time as the total market value of such Subsidiary is at least $35,000,000, which determination shall be made in good faith, upon request by Safeguard from time to time, by the Board with the assistance and advice of such experts or consultants as the Board may choose to retain, if any. The obligations of the Company pursuant to this Section 2.1 shall commence on the date hereof and expire on August 6, 2004 (such period, the "Rights Exclusivity Period"), unless a registration statement relating to a Rights Offering has been filed with the SEC by such date, in which case the Rights covered by such Registration Statement shall not expire until 150 days after the date such filing was made.

         (c) The Company agrees that it will not (i) sell or otherwise transfer any of the capital stock of any Subsidiary owned by it, (ii) permit any Subsidiary to merge or consolidate with any other person or entity other than the Company or another Subsidiary or sell, lease or otherwise transfer any substantial portion of any Subsidiary's assets, or (iii) permit any Subsidiary to undertake any registration of any of its securities under the Act or the 1934 Act other than pursuant to this Section 2.1, in any case, prior to the earlier of the expiration of the Rights Exclusivity Period or the completion of a Rights Offering with respect to such Subsidiary, except with the consent of Safeguard; provided, however, that this subsection shall not apply to the registration rights provided under that certain Investors' Rights Agreement, dated as of September 12, 2000, by and among eMake Corporation and the other parties thereto.

         (d) Upon closing of a Rights Offering with respect to any Subsidiary, Safeguard's right to require such Subsidiary to conduct any further Rights Offerings under this Section 2 and any Directed Shares Offering under Section 3 below shall terminate.

         2.2 SPLIT. After Safeguard has notified the Company of its intention to commence a Rights Offering, the Company shall, prior to the filing of the Rights Registration Statement with respect thereto as provided hereinafter (or at such earlier date as agreed to by the Company and Safeguard), take all such actions as shall be necessary to cause the Relevant Subsidiary to cause a split of its authorized common stock in such ratio as Safeguard shall determine. All references to share amounts in this Agreement other than as specifically noted shall be deemed to refer to share amounts prior to such split.

         2.3 REGISTRATION STATEMENT. Upon notice by Safeguard to the Company of its intention to commence a Rights Offering, the Company shall cause the Relevant Subsidiary to promptly prepare a Rights Registration Statement to register under the Act, the Rights and the shares of the common stock of the Relevant Subsidiary to be acquired upon exercise of the Rights (the "Rights Shares"). The Company covenants that such Rights Registration Statement and the prospectus included therein shall be in form reasonably satisfactory to Safeguard, shall comply in all material respects with the Act and the rules and regulations of the SEC promulgated thereunder, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and shall conform with the provisions of Section 1.4 hereof.

         2.4 REGISTRATION PROCESS. The Company shall use its best efforts to cause the Relevant Subsidiary to cause the Rights Registration Statement to be filed with the SEC and to become effective as promptly as practicable in accordance with Section 1.4 hereof. The Company shall cause the Relevant Subsidiary to prepare and file with the SEC, promptly upon Safeguard's request, any amendments or supplements to the Rights Registration Statement or the related prospectus that, in Safeguard's opinion, may be necessary or advisable in connection with the Rights Offering, subject to the reasonable approval of the Relevant Subsidiary and its counsel. The Company shall not permit the Relevant Subsidiary to file any amendment or supplement to the Rights Registration Statement or the related prospectus unless (A) it has furnished Safeguard with a copy of such amendment or supplement a reasonable time prior to filing and (B) Safeguard has not reasonably objected to such amendment or supplement by notice to the Company within 10 days of receipt of such copy. The Company shall not issue (and shall not permit the Relevant Subsidiary to issue) any advertisement, press release, mailing or other solicitation material of which Safeguard reasonably disapproves by prompt written notice to the Company after receiving reasonable notice thereof. The Company shall cause the Relevant Subsidiary to comply with the Act and the rules and regulations thereunder in connection with the Rights Offering and, until the termination of the Rights Offering, the Company shall cause the Relevant Subsidiary to use its best efforts to qualify the Rights Shares under the securities laws of all jurisdictions in which qualification is required and there are holders of Safeguard common stock and to continue such qualifications in effect during the exercise period of the Rights. At the time of mailing the prospectus relating to the Rights Offering and at the time of the closing of the Rights Offering, Safeguard shall be entitled to receive (A) from the Company and the Relevant Subsidiary such certificates and documents evidencing compliance with such representations and warranties of the Company and the Relevant Subsidiary as Safeguard shall reasonably request of the Company, and (B) from the counsel and independent accountants of the Company and the Relevant Subsidiary such opinions and documents as Safeguard may reasonably request thereof as if it were applicable to the Rights Offering.

         2.5 USE OF PROCEEDS. The Company shall cause the Relevant Subsidiary to apply all proceeds of the Rights Offering first to the payment of the expenses of the Rights Offering and thereafter to general working capital purposes or such other purposes as shall be described in the related prospectus and agreed to by Safeguard.

         2.6 REGISTRATION SERVICES.

         (a) Services. Safeguard shall diligently and in a timely fashion assist the Company and the Relevant Subsidiary in structuring the Rights Offering, in preparing the necessary registration statement and related disclosure documentation, in clearing the Rights Offering with the SEC and applicable state securities authorities and shall provide such other services and assistance in connection with the Rights Offering as the Company or the Relevant Subsidiary shall reasonably request. Nothing contained herein shall require Safeguard to provide to the Company or the Relevant Subsidiary any services or assistance which, if rendered by Safeguard, would require Safeguard to register as a broker-dealer under Section 15 of the

Exchange Act or any state securities laws, or as an investment adviser under the Investment Advisor Act of 1940, as amended.

         (b) Working Group. The Company shall cause the counsel, auditors, employees, officers and consultants of the Company and the Relevant Subsidiary to render such assistance in consummating the Rights Offering, at the expense of the Company, as is customary in the consummation by a company of its initial public offering. In addition, in rendering services under this Section 2.6, Safeguard may engage special legal counsel, one or more rights, registrar and transfer agents, and such other consultants as Safeguard may deem necessary or desirable in connection with the Rights Offering, subject to the reasonable approval of the Company, the expenses of which shall be paid by the Company and which are not included in the reimbursement described in subsection 2.6(c) below. In addition, Safeguard may require the Relevant Subsidiary to engage a registered broker-dealer of Safeguard's designation, subject to the reasonable approval of the Company, to provide such services in connection with the Rights Offering as Safeguard may deem reasonably necessary or desirable, including without limitation, to effect or underwrite the offering of the Rights or the Rights Shares in states in which applicable state laws require that a registered broker-dealer effect such offering.

         (c) Expenses. The Company shall bear all reasonable costs and expenses of the Rights Offering, including, but not limited to, the Relevant Subsidiary's printing, legal and accounting fees and expenses, SEC and NASD filing fees and "Blue Sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' discounts attributable to the Rights Shares not being offered and sold by the Relevant Subsidiary, or the fees and expenses of counsel for the selling holders of Rights Shares in connection with the registration of the Rights Shares if other than counsel to the Relevant Subsidiary. The Company shall reimburse Safeguard for its internal expenses incurred under this Section 2 by payment of $50,000 on a nonaccountable basis, such payment to be made on the earlier of the closing of the Rights Offering or 90 days after the Registration Statement is filed.

         2.7 INDEMNIFICATION. In connection with the Rights Offering:

         (a) to the extent permitted by law, the Company will indemnify and hold harmless Safeguard, any underwriter (as defined in the Act) for Safeguard and each person, if any, who controls Safeguard or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or the Relevant Subsidiary of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to Safeguard and each underwriter or controlling person, promptly following delivery of an invoice for such amounts incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to: (x) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); (y) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Safeguard or the underwriter or controlling person;
(z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon Safeguard's or the underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto;

         (b) to the extent permitted by law, Safeguard will indemnify and hold harmless the Relevant Subsidiary, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Relevant Subsidiary within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Safeguard expressly for use in connection with such registration; and Safeguard will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Safeguard, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.7(b) exceed the gross public offering price of all such securities offered by Safeguard and sold pursuant to such registration statement;

         (c) promptly after receipt by an indemnified party under this Section 2.7(c) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7;

         (d) if the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by Safeguard under this subsection 2.7(d) exceed the gross public offering price of all such securities offered by Safeguard and sold pursuant to such registration statement. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation;

         (e) notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and

         (f) the obligations of the Company and Safeguard under this Section 2.7 shall survive the completion of the Rights Offering.

         3. SAFEGUARD SUBSCRIPTION OFFERING.

         3.1 DIRECTED SHARES REGISTRATION. Safeguard shall have the right to require the Company to cause any Subsidiary to file a registration statement on Form S-1 for the registration of shares of the Subsidiary's common stock pursuant to this Section 3 at such time as the total market value of such Subsidiary is at least $35,000,000 (the "Safeguard Subscription Offering"). Such registration statement shall register common stock (i) sufficient in number to satisfy the Directed Shares requirement described below and (ii) with an aggregate offering price, prior to underwriting discounts and commissions, of at least $10,000,000. In connection with such Safeguard Subscription Offering, the Company shall cause the applicable Subsidiary to adjust its authorized shares as requested by Safeguard in order to facilitate distribution of Directed Shares to its stockholders. The Company shall cause the applicable Subsidiary to engage
(i) an underwriter or underwriters selected by Safeguard, subject to the approval of a majority of the Board of Directors of the Company, and (ii) legal counsel selected by Safeguard, subject to the reasonable approval of a majority of the Board of Directors of the Company, which counsel shall represent the applicable Subsidiary in connection with the conduct of the Safeguard Subscription Offering.

         3.2 DIRECTED SHARES SUBSCRIPTION PROGRAM. In connection with the Safeguard Subscription Offering, the Company shall cause the applicable Subsidiary to:

         (a) provide in the related underwriting agreement a right for Safeguard to designate persons (the "Safeguard Designees") who may purchase from the underwriter(s) shares of the Relevant Subsidiary's common stock (the "Directed Shares") at the public offering price of such Subsidiary's common stock in the Safeguard Subscription Offering (the "IPO Price"); and

         (b) use its best efforts to cause such Subsidiary to cause the underwriters of the Safeguard Subscription Offering to allow the Safeguard Designees to purchase at the IPO Price that number of Directed Shares equal to 20% of the shares of common stock offered by such Subsidiary in such Safeguard Subscription Offering. Upon closing of the Safeguard Subscription Offering with respect to any Subsidiary and sale of the number of shares set forth in this
Section 3.2(b), Safeguard's right to require the Company to cause such Subsidiary to conduct a Rights Offering pursuant to Section 2 above shall terminate. The Company shall reimburse Safeguard for its internal expenses incurred under this Section 3 by payment of $50,000 on a nonaccountable basis, such payment to be made on the earlier of the closing of the Safeguard Subscription Offering or 90 days after the Registration Statement is filed.

         4. BOARD NOMINATIONS. In addition to its right to designate one of the members of the Board of Directors of the Company pursuant to the Company's Certificate of Designation for Series C-1 Preferred Stock and Series C-2 Preferred Stock, for so long as SCP owns at least 5% of the outstanding Common Stock of the Company (on an as-converted basis), SCP shall have the right to propose one director for election to the Board of Directors of the Company and the Company shall take all steps necessary to nominate such proposed director for election to the Company's Board of Directors at its annual meeting of stockholders.

         5. MISCELLANEOUS.

         5.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         5.2 GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight courier (with confirmation of receipt) or sent via facsimile (with confirmation of receipt) (i) if to the Company, at USDATA Corporation, 2435 North Central Expressway, Richardson, Texas 75080 (fax: (972) 669-9557),
Attention: Robert A. Merry, (ii) if to an Investor, at the address beneath such Investor's name on Schedule A attached hereto, and (iii) if to Safeguard, at Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087 (fax: (610) 293-0601).

         Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

         5.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         5.7 AMENDMENTS AND WAIVERS. Any term other than Sections 1.1, 1.8, 1.14, 2, 3 and 4 and the next two sentences of this Agreement may be amended and the observance of any term other than Sections 1.1, 1.8, 1.14, 2, 3 and 4 and the next two sentences of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares of Registrable Securities then outstanding. Sections 1.1, 1.8, 1.14 and this sentence of this Agreement may be amended and the observance of any term of Sections 1.1, 1.8, 1.14 and this sentence of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of a majority of the shares of the Series C Registrable Securities and the holders of a majority of the Series A and B Registrable Securities. Sections 2 and 3 and this sentence of this Agreement may be amended and the observance of any term of Sections 2 and 3 and this sentence of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Safeguard.
Section 4 of this Agreement may be amended and the observance of any term of
Section 4 of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and SCP.

         5.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         5.9 AGGREGATION OF STOCK. All shares of securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         5.10 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) amends, supercedes and replaces the Original Agreement (including the Schedules and Exhibits thereto) in its entirety, and constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors' Rights Agreement as of the date first above written.

                                COMPANY:

                                USDATA CORPORATION

                                By:
                                    --------------------------------------------
                                    Robert Merry
                                    Chief Executive Officer


                                INVESTORS:

                                SAFEGUARD DELAWARE, INC.

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


                                SAFEGUARD 2000 CAPITAL, L.P.

                                By: Safeguard Delaware, Inc.,
                                    its General Partner

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


                                SCP PRIVATE EQUITY PARTNERS II, L.P.

                                By: SCP Private Equity II General Partner, L.P.,
                                    its General Partner

                                By: SCP Private Equity II LLC,
                                    its Manager

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

                                       OTHER PARTY:

                                       SAFEGUARD SCIENTIFICS, INC.
                                       (solely for the limited purpose of
                                       agreeing to Sections 2, 3 and 5 hereof)

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                   SCHEDULE A

                                    Investors

Safeguard Delaware, Inc.
c/o Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Fax: (610) 293-0601
ATTN: Chief Financial Officer

Safeguard 2000 Capital, L.P.,
c/o Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Fax: (610) 293-0601
ATTN: Chief Financial Officer

SCP Private Equity Partners II, L.P.,
300 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087
Fax: (610) 293-0601
ATTN: Chief Financial Officer